SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 21, 2003
                                 Date of Report
                        (Date of earliest event reported)

                               MEDI-HUT CO., INC.
               (Exact name of Registrant as specified in charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)


     000-27119                                           22-2436721
(Commission File No.)                       (IRS Employer Identification Number)

                               1345 Campus Parkway
                         Wall Township, New Jersey 07753
                     (Address of Principal Executive Office)

                                 (732) 919-2799
              (Registrant's telephone number, including area code)

                                 Not Applicable
                 (Former Address, if changed since last Report)

ITEM 5.  OTHER EVENTS

We issued a press release on March 21, 2003 announcing the appointment of David
R. LaVance and Thomas S. Gifford as members of our board of directors and our chief executive officer and chief financial officer, respectively, and the election of Mr. LaVance as Chairman of the Board. In addition, we announced the termination of Joseph Sanpietro, Sr., Vincent J. Sanpietro and Laurence M. Simon as officers and employees of Medi-Hut Co., Inc., and the termination of Joseph Sanpietro, Jr. as an employee.

We also announced that the financial results contained in the quarterly reports on Forms 10-Q for the periods ended July 31, 2001, January 31, 2002, April 30, 2002 and July 31, 2002, and in the annual report on Form 10-K for the fiscal year ended October 31, 2001 are currently under review, should not be relied upon by investors and shareholders, and will be re-issued with more accurate financial results in the near future as appropriate.

A copy of the press release is attached as exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

         99.1     Press Release dated March  21, 2003.

      Certain statements in this report are forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by Medi-Hut Co. Inc. with the Securities and Exchange Commission.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MEDI-HUT CO. INC.

DATE:  March 21, 2003                       By: /s/ David R. LaVance
                                                --------------------------------
                                                David R. LaVance
                                                CEO and Director


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